As filed with the Securities and Exchange Commission on January 24, 2017

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

Under

The Securities Act of 1933

CASCADIAN THERAPEUTICS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	26-0868560
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2601 Fourth Ave., Suite 500

Seattle, Washington 98121

(206) 801-2100

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Scott D. Myers,

Chief Executive Officer

Cascadian Therapeutics, Inc.

2601 Fourth Ave., Suite 500

Seattle, Washington 98121

(206) 801-2100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Alan Smith

Effie Toshav

Robert Freedman

Fenwick & West LLP

1191 Second Avenue, Floor 10

Seattle, Washington 98101

(206) 389-4510

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ (Registration No. 333-201317)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the SEC pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Small reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed Maximum Aggregate Offering Price(1)(2)(3)	Amount of Registration Fee
Common Stock, par value $0.0001 per share	$15,262,090	$1,769

(1)	Includes the aggregate offering price of shares that the underwriters have the option to purchase. Does not include the securities that the Registrant previously registered on the Registration Statement on Form S-3 (Registration No. 333-201317) (the “Prior Registration Statement”).
(2)	In accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended, an additional amount of securities having a proposed maximum offering price of no more than 20% of the maximum aggregate offering price of the securities eligible to be sold under the Prior Registration Statement is hereby registered.
(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) promulgated under the Securities Act of 1933, as amended.

The Registration Statement shall become effective upon filing in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This Registration Statement is being filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended. This Registration Statement incorporates by reference the contents of, including all amendments and exhibits thereto and all information incorporated by reference therein, the Registration Statement on Form S-3 (Registration No. 333-201317), which was declared effective by the Commission on January 7, 2015, and is being filed solely for the purpose of registering an increase in the maximum aggregate offering price of $15,262,090. The required opinion and consents are listed on the Exhibit Index attached hereto and filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Seattle, State of Washington, on January 24, 2017.

CASCADIAN THERAPEUTICS, INC.

By:	/s/ Scott D. Myers
Scott D. Myers
President, Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ SCOTT D. MYERS Scott D. Myers	President, Chief Executive Officer and Director (Principal Executive Officer)	January 24, 2017

/s/ JULIA M. EASTLAND Julia M. Eastland	Chief Financial Officer, Secretary and Chief Business Officer (Principal Financial and Accounting Officer)	January 24, 2017

* Christopher S. Henney	Chairman and Director	January 24, 2017

* Richard L. Jackson	Director	January 24, 2017

* Daniel K. Spiegelman	Director	January 24, 2017

Mark N. Lampert	Director	January 24, 2017

Gwen A. Fyfe	Director	January 24, 2017

Steven P. James	Director	January 24, 2017

* Ted Love	Director	January 24, 2017

*By:	/s/ SCOTT D. MYERS
Scott D. Myers Attorney-in-fact

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Fenwick & West LLP

23.1	Consent of Ernst & Young LLP, independent registered public accounting firm

23.2	Consent of Fenwick & West LLP (included in Exhibit 5.1)

24.1	Power of Attorney (incorporated by reference to the signature page of the Registration Statement on Form S-3 (Registration No. 333-201317) filed on December 30, 2014)